                                  EXHIBIT 99.1

                                                                      APPENDIX A



                     CAPITAL MARKETS ASSURANCE CORPORATION

                              FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          Independent Auditors' Report
                          ----------------------------


  The Board of Directors
  Capital Markets Assurance Corporation:


  We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

  As discussed in note 2, the Company changed its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at December 31, 1993.



  January 25, 1996

                     CAPITAL MARKETS ASSURANCE CORPORATION
                                BALANCE SHEETS
                            (DOLLARS IN THOUSANDS)

                                     ASSETS
                                     ------

                                                                     December 31    December 31
                                                                            1995           1994
- -----------------------------------------------------------------------------------------------
INVESTMENTS:

Bonds at fair value (amortized cost $210,651 at December 31,         $   215,706        172,016
 1995 and $178,882 at December 31, 1994)

Short-term investments (at amortized cost which approximates              68,646          2,083
 fair value)

Mutual funds at fair value (cost $16,434 at December 31, 1994)                 -         14,969
                                                                     -----------        -------
   Total investments                                                     284,352        189,068
                                                                     -----------        -------
Cash                                                                         344             85

Accrued investment income                                                  3,136          2,746

Deferred acquisition costs                                                35,162         24,860

Premiums receivable                                                        3,540          3,379

Prepaid reinsurance                                                       13,171          5,551

Other assets                                                               3,428          3,754
                                                                     -----------        -------
   TOTAL ASSETS                                                      $   343,133        229,443
                                                                     ===========        =======
                            LIABILITIES AND STOCKHOLDER'S EQUITY
                            ------------------------------------
LIABILITIES:

Unearned premiums                                                    $    45,767         25,905

Reserve for losses and loss adjustment expenses                            6,548          5,191

Ceded reinsurance                                                          2,469          1,497

Accounts payable and other accrued expenses                               10,844         10,372

Current income taxes                                                         136              -

Deferred income taxes                                                     11,303          3,599
                                                                     -----------        -------
   Total liabilities                                                      77,067         46,564
                                                                     -----------        -------

STOCKHOLDER'S EQUITY:

Common stock                                                              15,000         15,000

Additional paid-in capital                                               205,808        146,808

Unrealized appreciation (depreciation) on investments,                     3,286         (5,499)
net of tax

Retained earnings                                                         41,972         26,570
                                                                     -----------        -------
   Total stockholder's equity                                            266,066        182,879
                                                                     -----------        -------
   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                        $   343,133        229,443
                                                                     ===========        =======

                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                             STATEMENTS OF INCOME
                            (DOLLARS IN THOUSANDS)

                                         Year Ended        Year Ended         Year Ended
                                  December 31, 1995 December 31, 1994  December 31, 1993
- ----------------------------------------------------------------------------------------
REVENUES:

Direct premiums written                    $ 56,541            43,598             24,491

Assumed premiums written                        935             1,064                403

Ceded premiums written                      (15,992)          (11,069)            (3,586)
                                           --------           -------             ------
Net premiums written                         41,484            33,593             21,308

Increase in unearned premiums               (12,242)          (10,490)            (3,825)
                                           --------           -------             ------
 Net premiums earned                         29,242            23,103             17,483
                                           --------           -------             ------
Net investment income                        11,953            10,072             10,010

Net realized capital gains                    1,301                92              1,544

Other income                                  2,273               120                354
                                           --------           -------             ------
 Total revenues                              44,769            33,387             29,391
                                           --------           -------             ------

EXPENSES:

Losses and loss adjustment expenses           3,141             1,429                902

Underwriting and operating expenses          13,808            11,833             11,470

Policy acquisition costs                      7,203             4,529              2,663
                                           --------           -------             ------
 Total expenses                              24,152            17,791             15,035
                                           --------           -------             ------
 Income before income taxes                  20,617            15,596             14,356
                                           --------           -------             ------

INCOME TAXES:

Current income tax                            2,113               865              1,002

Deferred income tax                           3,102             2,843              2,724
                                           --------           -------             ------
 Total income taxes                           5,215             3,708              3,726
                                           --------           -------             ------
 NET INCOME                                $ 15,402            11,888             10,630
                                           ========           =======             ======

                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                       STATEMENTS OF STOCKHOLDER'S EQUITY
                             (DOLLARS IN THOUSANDS)



                                         Year Ended        Year Ended         Year Ended
                                  December 31, 1995 December 31, 1994  December 31, 1993
- ----------------------------------------------------------------------------------------
COMMON STOCK:

Balance at beginning of period             $ 15,000            15,000             15,000
                                           --------           -------            -------
 Balance at end of period                    15,000            15,000             15,000
                                           --------           -------            -------

ADDITIONAL PAID-IN CAPITAL:

Balance at beginning of period              146,808           146,808            146,808

Paid-in capital                              59,000                 -                  -
                                           --------           -------            -------
 Balance at end of period                   205,808           146,808            146,808
                                           --------           -------            -------

UNREALIZED (DEPRECIATION) APPRECIATION
ON INVESTMENTS, NET OF TAX:

Balance at beginning of period               (5,499)            3,600                  -

Unrealized appreciation (depreciation) on
 investments                                  8,785            (9,099)             3,600
                                           --------           -------            -------
 Balance at end of period                     3,286            (5,499)             3,600
                                           --------           -------            -------


RETAINED EARNINGS:

Balance at beginning of period               26,570            14,682              4,052

Net income                                   15,402            11,888             10,630
                                           --------           -------            -------
 Balance at end of period                    41,972            26,570             14,682
                                           --------           -------            -------
 TOTAL STOCKHOLDER'S EQUITY                $266,066           182,879            180,090
                                           ========           =======            =======

                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                            STATEMENTS OF CASH FLOWS
                             (DOLLAR IN THOUSANDS)

                                                      Year Ended        Year Ended         Year Ended
                                               December 31, 1995 December 31, 1994  December 31, 1993
- -----------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                              $ 15,402            11,888             10,630
                                                        --------           -------            -------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET
 CASH PROVIDED (USED) BY OPERATING ACTIVITIES:

  Reserve for losses and loss adjustment                   1,357             1,429                902
   expenses

  Unearned premiums                                       19,862            15,843              4,024

  Deferred acquisition costs                             (10,302)           (9,611)            (9,815)

  Premiums receivable                                       (161)           (2,103)              (432)

  Accrued investment income                                 (390)             (848)              (110)

  Income taxes payable                                     3,621             2,611              2,872

  Net realized capital gains                              (1,301)              (92)            (1,544)

  Accounts payable and other accrued                         472             3,726              1,079
     expenses

   Prepaid reinsurance                                    (7,620)           (5,352)              (199)

  Other, net                                                 992               689              1,201
                                                        --------           -------            -------
    Total adjustments                                      6,530             6,292             (2,022)
                                                        --------           -------            -------
 NET CASH PROVIDED BY OPERATING ACTIVITIES                21,932            18,180              8,608
                                                        --------           -------            -------
CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of investments                                (158,830)          (77,980)          (139,061)

Proceeds from sales of investments                        49,354            39,967             24,395

Proceeds from maturities of investments                   28,803            19,665            106,042
                                                        --------           -------            -------
 NET CASH USED IN INVESTING ACTIVITIES                   (80,673)          (18,348)            (8,624)
                                                        --------           -------            -------
CASH FLOWS FROM FINANCING ACTIVITIES:

Capital contribution                                      59,000                 -                  -
                                                        --------           -------            -------
 NET CASH PROVIDED BY FINANCING ACTIVITIES                59,000                 -                  -
                                                        --------           -------            -------
Net increase (decrease) in cash                              259              (168)               (16)

 Cash balance at beginning of period                          85               253                269
                                                        --------           -------            -------
CASH BALANCE AT END OF PERIOD                           $    344                85                253
                                                        ========           =======            =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:

Income taxes paid                                       $  1,450             1,063                833
                                                        ========           =======            =======


                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1995 AND 1994


  1)  BACKGROUND

  Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

  CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by S&P Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

  2)  SIGNIFICANT ACCOUNTING POLICIES

  Significant accounting policies used in the preparation of the accompanying financial statements are as follows:

  a)  BASIS OF PRESENTATION

  The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

  b)  INVESTMENTS

  At December 31, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS No. 115, the Company can classify its debt and marketable equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the securities until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale. As of December 31, 1995 and 1994, all of the Company's securities have been classified as available-for-sale.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

  Available-for-sale securities are recorded at fair value. Fair value is based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

  A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

  Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

  Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

  c)  REVENUE RECOGNITION

  Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the year ended December 31, 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an upfront basis.

  d)  DEFERRED ACQUISITION COSTS

  Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

  e)  RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

  The reserve for losses and loss adjustment expenses consists of a Supplemental Loss Reserve ("SLR") and a case basis loss reserve. The SLR is established based on expected levels of defaults resulting from credit failures on currently insured issues. This SLR is based on estimates of the portion of earned premiums required to cover those claims.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

            A case basis loss reserve is established for insured obligations when, in the judgement of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable.

  Management believes that the current level of reserves is adequate to cover the estimated liability for claims and the related adjustment expenses with respect to financial guaranties issued by CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving numerous estimates and subjective judgments by management, and therefore there can be no assurance that losses in CapMAC's insured portfolio will not exceed the loss reserves.

  f)  DEPRECIATION

  Leasehold improvements, furniture and fixtures are being depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.

  g)  INCOME TAXES

  Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

  h)  RECLASSIFICATIONS

  Certain prior year balances have been reclassified to conform to the current year presentation.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

  3)  INSURED PORTFOLIO

  At December 31, 1995 and 1994, the principal amount of financial obligations insured by CapMAC was $16.9 billion and $11.6 billion, respectively, and net of reinsurance (net principal outstanding), was $12.6 billion and $9.4 billion, respectively, with a weighted average life of 6.0 years and 5.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1995 and 1994, the statutory qualified capital was approximately $240 million and $170 million, respectively.

                                                      Net Principal Outstanding

                                               December 31, 1995      December 31, 1994
                                               -----------------      -----------------
Type of Obligations Insured ($ in millions)       Amount       %         Amount       %
- ---------------------------------------------------------------------------------------
Consumer receivables                             $ 6,959    55.1         $4,740    50.4

Trade and other corporate
 obligations                                       4,912    38.9          4,039    43.0

Municipal/government obligations                     757     6.0            618     6.6
                                                 -------   -----         ------   -----
TOTAL                                            $12,628   100.0         $9,397   100.0
                                                 =======   =====         ======   =====

  At December 31, 1995, approximately 85% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

  During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

  The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:

    Year Ended                  Year Ended                 Year Ended
  December 31, 1995         December 31, 1994           December 31, 1993
- ---------------------- --------------------------- ---------------------------
                  % of                        % of                        % of
Name          Revenues Name               Revenues  Name              Revenues
- ---------------------- --------------------------- ---------------------------
Citicorp         15.2  Citicorp               16.3  Citicorp              13.7

                                                    Merrill Lynch & Co.   14.1

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

  4)  INVESTMENTS

  At December 31, 1995 and 1994, all of the Company's investments were classified as available-for-sale securities. The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1995 and 1994 were as follows ($ in thousands):

December 31, 1995
- ----------------------------------------------------------------------------------------
                                                         Gross       Gross     Estimated
                                            Amortized  Unrealized  Unrealized    Fair
Securities Available-for-Sale                 Cost       Gains       Losses      Value
- ----------------------------------------------------------------------------------------
U.S. Treasury obligations                $      4,153          55           -      4,208
- ----------------------------------------------------------------------------------------
Mortgage-backed securities of                 100,628         313          79    100,862
U.S. government instrumentalities
and agencies
- ----------------------------------------------------------------------------------------
Obligations of states, municipalities         166,010       4,809          82    170,737
 and political subdivisions
- ----------------------------------------------------------------------------------------
Corporate and asset-backed                      8,506          45           6      8,545
 securities
- ----------------------------------------------------------------------------------------
   TOTAL                                 $    279,297       5,222         167    284,352
- ----------------------------------------------------------------------------------------

DECEMBER 31, 1994
- ----------------------------------------------------------------------------------------
                                                       GROSS       GROSS       ESTIMATED
                                            AMORTIZED  UNREALIZED  UNREALIZED  FAIR
SECURITIES AVAILABLE-FOR-SALE               COST       GAINS       LOSSES      VALUE
- ----------------------------------------------------------------------------------------
U.S. TREASURY OBLIGATIONS                $      4,295           -         153      4,142
- ----------------------------------------------------------------------------------------
MORTGAGE-BACKED SECURITIES OF U.S.             40,973           -       2,986     37,987
 GOVERNMENT INSTRUMENTALITIES AND
 AGENCIES

- ----------------------------------------------------------------------------------------
OBLIGATIONS OF STATES, MUNICIPALITIES         128,856         364       3,994    125,226
 AND POLITICAL SUBDIVISIONS
- ----------------------------------------------------------------------------------------
CORPORATE AND ASSET-BACKED                      6,841          15         112      6,744
 SECURITIES
- ----------------------------------------------------------------------------------------
MUTUAL FUNDS                                   16,434           -       1,465     14,969
- ----------------------------------------------------------------------------------------
   TOTAL                                 $    197,399         379       8,710    189,068
- ----------------------------------------------------------------------------------------

  THE COMPANY'S INVESTMENT IN MUTUAL FUNDS IN 1994 REPRESENTS AN INVESTMENT IN AN OPEN-END MANAGEMENT INVESTMENT COMPANY WHICH INVESTS PRIMARILY IN INVESTMENT-GRADE FIXED-INCOME SECURITIES DENOMINATED IN FOREIGN AND UNITED STATES CURRENCIES.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

  THE AMORTIZED COST AND ESTIMATED FAIR VALUE OF INVESTMENTS IN DEBT SECURITIES AT DECEMBER 31, 1995 BY CONTRACTUAL MATURITY ARE SHOWN BELOW ($ IN THOUSANDS):

DECEMBER 31, 1995
- --------------------------------------------------------------
                                       AMORTIZED     ESTIMATED
SECURITIES AVAILABLE-FOR-SALE               COST    FAIR VALUE
- --------------------------------------------------------------
LESS THAN ONE YEAR TO MATURITY        $    5,569         5,572

ONE TO FIVE YEARS TO MATURITY             37,630        38,553

FIVE TO TEN YEARS TO MATURITY             99,567       102,264

GREATER THAN TEN YEARS TO MATURITY        35,903        37,101

     SUB-TOTAL                           178,669       183,490

MORTGAGE-BACKED SECURITIES               100,628       100,862
                                      ----------       -------
TOTAL                                 $  279,297       284,352
                                      ==========       =======

  Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

  Proceeds from sales of investment securities were approximately $49 million, $40 million and $24 million in 1995, 1994 and 1993, respectively. Gross realized capital gains of $1,320,000, $714,000 and $1,621,000, and gross realized capital losses of $19,000, $622,000 and $77,000 were realized on those sales for the years ended December 31, 1995, 1994 and 1993, respectively.

  Investments include bonds having a fair value of approximately $3,985,000 and $3,873,000 (amortized cost of $3,970,000 and $4,011,000) which are on deposit at December 31, 1995 and 1994, respectively, with state regulators as required by law.

  Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:

                                 Year Ended          Year Ended          Year Ended
$ In Thousands            December 31, 1995   December 31, 1994   December 31, 1993
- -----------------------------------------------------------------------------------
Bonds                               $11,105               9,193               7,803

Short-term investments                1,245                 484                 572

Mutual funds                           (162)                579               1,801

Investment expenses                    (235)               (184)               (166)
                                    -------              ------              ------
  Total                             $11,953              10,072              10,010
                                    =======              ======              ======

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

  The change in unrealized appreciation (depreciation) on available-for-sale securities is included in a separate component of stockholder's equity as shown below:

                                                          Year  Ended          Year Ended
$ in thousands                                      December 31, 1995   December 31, 1994
- -----------------------------------------------------------------------------------------
Balance at beginning of period                                $(5,499)              3,600

Change in unrealized appreciation (depreciation)               13,386             (13,786)

Income tax effect                                              (4,601)              4,687

Net change                                                      8,785              (9,099)
                                                              -------             -------
BALANCE AT END OF PERIOD                                      $ 3,286              (5,499)
                                                              =======             =======

  No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 10% of stockholder's equity as of December 31, 1995.

  5) DEFERRED ACQUISITION COSTS

  The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:

                                         Year Ended          Year Ended        Year  Ended
$ in thousands                    December 31, 1995   December 31, 1994  December 31, 1993
- ------------------------------------------------------------------------------------------
Balance at beginning of period              $24,860              15,249              5,434

Additions                                    17,505              14,140             12,478

Amortization (policy
 acquisition costs)                          (7,203)             (4,529)            (2,663)
                                            -------              ------             ------
  BALANCE AT END OF PERIOD                  $35,162              24,860             15,249
                                            =======              ======             ======

  6) EMPLOYEE BENEFITS

  On June 25, 1992, CapMAC entered into a Service Agreement with CapMAC Financial Services, Inc. ("CFS"), which was then a newly formed wholly-owned subsidiary of Holdings. Under the Service Agreement, CFS has agreed to provide various services, including underwriting, reinsurance, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS an arm's length fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of CapMAC, total compensation expenses, excluding bonuses, of $13,484,000, $11,081,000 and $9,789,000 in 1995, 1994 and 1993, respectively.

  CFS maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award based upon Holdings' and an individual's performance. CFS also has a health and welfare plan and a 401(k) plan to cover substantially all of its employees. CapMAC reimburses CFS for all out-of-pocket expenses incurred by CFS in providing services to CapMAC, including awards given under the incentive compensation plan and benefits provided under the health and welfare plan. For the years ended December 31, 1995, 1994 and 1993, the Company had provided approximately $7,804,000, $5,253,000 and $3,528,000, respectively, for the annual discretionary bonus plan.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

  On June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. The cash amount will be held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December, 2000.

  7) EMPLOYEE STOCK OWNERSHIP PLAN

  On June 25, 1992, Holdings adopted an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). The ESOP Trust purchased 750,000 shares at $13.33 per share of Holdings' stock. The ESOP Trust financed its purchase of common stock with a loan from Holdings in the amount of $10 million. The ESOP loan is evidenced by a promissory note delivered to Holdings. An amount representing unearned employee compensation, equivalent in value to the unpaid balance of the ESOP loan, is recorded as a deduction from stockholder's equity (unallocated ESOP shares).

  CFS is required to make contributions to the ESOP Trust, which enables the ESOP Trust to service its loan to Holdings. The ESOP expense is calculated using the shares allocated method. Shares are released for allocation to the participants and held in trust for the employees based upon the ratio of the current year's principal and interest payment to the sum of principal and interest payments estimated over the life of the loan. As of December 31, 1995 approximately 262,800 shares were allocated to the participants. Compensation expense related to the ESOP was approximately $2,087,000, $2,086,000 and $1,652,000 for the years ended December 31, 1995, 1994 and
  1993, respectively.

  8) RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

  The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

  In 1995 CapMAC incurred its first claim on a financial guaranty policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

The following is a summary of the activity in the case basis loss reserve account and the components of the liability for losses and loss adjustment expenses ($ in thousands):


CASE BASIS LOSS RESERVE:
Net balance at January 1, 1995          $     -
                                        -------
INCURRED RELATED TO:

  Current year                            2,473

  Prior years                                 -
                                        -------
Total incurred                            2,473
                                        -------
PAID INCURRED TO:

  Current year                            1,853
  Prior years                                 -
                                        -------
Total paid                                1,853
                                        -------
Balance at December 31, 1995                620
                                        -------
Reinsurance recoverable                      69
                                        -------
Supplemental loss reserve                 5,859
                                        -------
TOTAL                                   $ 6,548
                                        =======

9) INCOME TAXES

Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1995 and 34% in 1994 and 1993:

                                   Year Ended            Year Ended            Year Ended

                            December 31, 1995     December 31, 1994     December 31, 1993

$ in thousands                  Amount      %         Amount      %         Amount      %
- -----------------------------------------------------------------------------------------
Expected tax expense computed
at the statutory rate          $ 7,216   35.0        $ 5,303   34.0         $4,881   34.0

Increase (decrease) in tax
resulting from:

  Tax-exempt interest           (2,335) (11.3)        (1,646) (10.6)        (1,140)  (7.9)

  Other, net                       334    1.6             51    0.4            (15)  (0.1)
                               -------  -----        -------  -----        -------   ----
    TOTAL INCOME TAX EXPENSE   $ 5,215   25.3        $ 3,708   23.8        $ 3,726   26.0
                               =======  =====        =======  =====        =======   ====

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

  THE TAX EFFECTS OF TEMPORARY DIFFERENCES THAT GIVE RISE TO SIGNIFICANT PORTIONS OF THE DEFERRED FEDERAL INCOME TAX LIABILITY ARE AS FOLLOWS:

$ IN THOUSANDS                               DECEMBER 31, 1995    DECEMBER 31, 1994
- -----------------------------------------------------------------------------------
DEFERRED TAX ASSETS:

Unrealized capital losses on investments             $      -                (2,833)

Deferred compensation                                   (1,901)              (1,233)

Losses and loss adjustment expenses                     (1,002)                (936)

Unearned premiums                                         (852)                (762)

Other, net                                                 (98)                (228)
                                                      --------               ------
 Total gross deferred tax assets                        (3,853)              (5,992)
                                                      --------               ------
DEFERRED TAX LIABILITIES:

Deferred acquisition costs                              12,307                8,453

Unrealized capital gains on investments                  1,769                    -

Deferred capital gains on investments                      654                  726

Other, net                                                 426                  412

 Total gross deferred tax liabilities                   15,156                9,591
                                                      --------               ------
 NET DEFERRED TAX LIABILITY                           $ 11,303                3,599
                                                      ========               ======

  A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future.

  10)  INSURANCE REGULATORY RESTRICTIONS

  CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1995, 1994 and 1993.
  No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1995 and 1994 was approximately $195,018,000 and $139,739,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $9,000,000, $4,543,000 and $4,528,000 for the years ended December 31, 1995, 1994 and
  1993, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

  11)  COMMITMENTS AND CONTINGENCIES

  On January 1, 1988, the Company assumed from Citibank, N.A. the obligations of a sublease agreement for space occupied in New York. On November 21, 1993, the sublease was terminated and a new lease was negotiated which expires on November 20, 2008. CapMAC has a lease agreement for its London office beginning October 1, 1992 and expiring October 1, 2002. As of December 31, 1995, future minimum payments under the lease agreements are as follows:

  $ in thousands                 Payment
  --------------------------------------
  1996                        $    2,255
  1997                             2,948
  1998                             3,027
  1999                             3,476
  2000 and thereafter             36,172
                              ----------
  TOTAL                       $   47,878
                              ==========

  Rent expense, commercial rent taxes and electricity for the years ended December 31, 1995, 1994 and 1993 amounted to $1,939,000, $2,243,000 and
  $2,065,000, respectively.

  CapMAC has available a $100,000,000 standby corporate liquidity facility (the "Liquidity Facility") provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P-1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. For the years ended December 31, 1995, 1994 and 1993, no draws had been made under the Liquidity Facility.

  12)  REINSURANCE

  In the ordinary course of business, CapMAC cedes exposure under various treaty, pro rata and excess of loss reinsurance contracts primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.

          The effect of reinsurance on premiums written and earned was as follows:

                                      Years Ended December 31
                  ----------------------------------------------------------------
                          1995                   1994                 1993
                  --------------------    ------------------    ------------------
$ in thousands       Written    Earned    Written     Earned    Written     Earned
- ----------------------------------------------------------------------------------
Direct            $   56,541    36,853     43,598     28,561     24,491     20,510

Assumed                  935       761      1,064        258        403        364

Ceded                (15,992)   (8,372)   (11,069)    (5,716)    (3,586)    (3,391)
                  ----------    ------    -------     ------     ------     ------
NET PREMIUMS      $   41,484    29,242     33,593     23,103     21,308     17,483
                  ==========    ======    =======     ======     ======     ======

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

  Although the reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders, it is the industry practice of insurers for financial statement purposes to treat reinsured risks as though they were risks for which the ceding insurer was only contingently liable. A contingent liability exists with respect to the aforementioned reinsurance arrangements which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1995 and 1994, CapMAC had ceded loss reserves of $69,000 and $0, respectively and had ceded unearned premiums of $13,171,000 and $5,551,000, respectively.

  In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

  The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. In the 1994 policy year, the agreement provided $5 million of loss coverage in excess of the premium deposit amounts of $2 million retained in the Lureco Trust Account. No losses were applied against the Lureco Trust Account or ceded to the Lureco Treaty in 1994. The agreement was renewed for the 1995 policy year and provides $5 million of loss coverage in excess of the premium deposit amount of $4.5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.

  In addition to its capital (including statutory contingency reserves) and other reinsurance available to pay claims under its insurance contracts, on June 25, 1992, CapMAC entered into a Stop Loss Reinsurance Agreement (the "Stop-loss Agreement") with Winterthur Swiss Insurance Company ("Winterthur") which is rated "AAA" by S&P and "Aaa" by Moody's. At the same time, CapMAC and Winterthur also entered into a Quota Share Reinsurance Agreement (the "Winterthur Quota Share Agreement") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC.

  The Winterthur Stop-loss Agreement had an original term of seven years and was renewable for successive one-year periods. In April 1995, Winterthur notified CapMAC that it was canceling the Winterthur Stop-loss Agreement and the Winterthur Quota Share Agreement effective June 30, 1996.

  CapMAC elected to terminate the Winterthur Stop-loss Agreement effective November 30, 1995 and, on the same date, entered into a Stop-loss Reinsurance Agreement with Mitsui Marine (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

  Marine would be required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances.

  The Winterthur Quota Share Agreement was canceled November 30, 1995. On January 1, 1996, CapMAC will reassume the liability, principally unearned premium, for all policies reinsured by Winterthur. As a result, CapMAC will reassume approximately $1.4 billion of principal insured by Winterthur as of December 31, 1995. In connection with the commutation, Winterthur will return the unearned premiums as of December 31, 1995, net of ceding commission and federal excise tax. Such amount is expected to total approximately $2.0 million.

  13)  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995 and 1994. SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                             December 31, 199             December 31, 1994

                                      Carrying      Estimated       Carrying      Estimated
$ in thousands                          Amount     Fair Value         Amount     Fair Value
- -------------------------------------------------------------------------------------------
FINANCIAL ASSETS:
Investments                         $   284,352       284,352        189,068        189,068

OFF-BALANCE-SHEET INSTRUMENTS:
Financial Guarantees Outstanding    $         -       147,840              -         93,494
Ceding Commission                   $         -        44,352              -         28,048
- -------------------------------------------------------------------------------------------

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

  INVESTMENTS
  The fair values of fixed maturities and mutual funds are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.

                     CAPITAL MARKETS ASSURANCE CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

  FINANCIAL GUARANTEES OUTSTANDING

  The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1995 and 1994. The amount calculated is equivalent to the consideration that would be paid under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of installment premium actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a net reduction in installment revenue, resulting in lower revenues.

  14)  CAPITALIZATION

  The Company's certificate of incorporation authorizes the issuance of 15,000,000 shares of common stock, par value $1.00 per share. Authorized, issued and outstanding shares at December 31, 1995 and 1994 were 15,000,000 at $1.00 per share.

  In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an Initial Public Offering and private placements were contributed to CapMAC.